EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



         We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 10, 1998, except for information describing the three-for-two stock split in Note 1 and Note 3 as to which the date is February 23, 1998, related to our audits of International Telecommunication Data Systems, Inc. and March 5, 1998 related to our audits of ITDS Intelicom Services, Inc., and incorporated herein by reference in the Registration Statement (Form S-3) and related Prospectus of International Telecommunication Data Systems, Inc. dated August 12, 1998.



                                                          /s/ Ernst & Young LLP
                                                              Ernst & Young LLP




Stamford, Connecticut
August 11, 1998